EXHIBIT 4.27

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of November 26, 2012, among each of South Point Holdings, LLC, South Point Energy Center, LLC, Broad River Energy LLC, South Point OL-1, LLC, South Point OL‑2, LLC, South Point OL-3, LLC, South Point OL-4, LLC, Broad River OL-1, LLC, Broad River OL-2, LLC, Broad River OL-3, LLC and Broad River OL-4, LLC (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Calpine Corporation, a Delaware corporation (the “Company”), the Company, each of the guarantors party to the Indenture (as defined below) (the “Existing Guarantors”) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture, dated as of October 22, 2010 (as supplemented by the First Supplemental Indenture dated as of April 26, 2011, the Second Supplemental Indenture dated as of July 22, 2011, and the Third Supplemental Indenture dated as of August 20, 2012, the “Indenture”), providing for the issuance of 7.50% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall agree to guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to become subject to the Guarantee and Collateral Agreement pursuant to Section 4.13 of the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company, any of the Existing Guarantors or any of the Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such

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waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries, the Company and the Existing Guarantors.

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IN WITNESS HEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.
BROAD RIVER OL-1, LLC
SOUTH POINT OL-1, LLC

By:    SBR OP-1, LLC,
as sole member of Broad River OL-1, LLC and South Point OL-1, LLC

By:    Calpine BRSP, LLC,
as sole member of SBR OP-1, LLC

By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer
BROAD RIVER OL-2, LLC
SOUTH POINT OL-2, LLC

By:    SBR OP-2, LLC,
as sole member of Broad River OL-2, LLC and South Point OL-2, LLC

By:    Calpine BRSP, LLC,
as sole member of SBR OP-2, LLC

By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer
BROAD RIVER OL-3, LLC
SOUTH POINT OL-3, LLC

By:    SBR OP-3, LLC,
as sole member of Broad River OL-3, LLC and South Point OL-3, LLC

By:    Calpine BRSP, LLC,
as sole member of SBR OP-3, LLC

By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer

BROAD RIVER OL-4, LLC
SOUTH POINT OL-4, LLC

By:    SBR OP-4, LLC,
as sole member of Broad River OL-4, LLC and South Point OL-4, LLC

By:    Calpine BRSP, LLC,
as sole member of SBR OP-4, LLC

By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer
SOUTH POINT HOLDINGS, LLC
SOUTH POINT ENERGY CENTER, LLC
BROAD RIVER ENERGY LLC

By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer
ON BEHALF OF THE EXISTING GUARANTORS LISTED ON SCHEDULE I
By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer
ON BEHALF OF THE EXISTING GUARANTORS LISTED ON SCHEDULE II
By: /s/ Andre Walker _
Name: Andre Walker
Title: Vice President
ON BEHALF OF THE EXISTING GUARANTORS LISTED ON SCHEDULE III
By:/s/ W. Thaddeus Miller __
Name: W. Thaddeus Miller
Title: Corporate Secretary and Chief Legal
Officer

ON BEHALF OF THE EXISTING GUARANTORS LISTED ON SCHEDULE IV
By:/s/ Todd Thornton __
Name: Todd Thornton
Title: Vice President
ON BEHALF OF CALPINE CORPORATION AND THE EXISTING GUARANTORS LISTED ON SCHEDULE V
By: /s/ Zamir Rauf __
Name: Zamir Rauf
Title: Chief Financial Officer

WILMINGTON TRUST COMPANY,
as Trustee
By: /s/ Prital Patel _
Authorized Signatory

SCHEDULE I

Name of Guarantor
Calpine Energy Services GP, LLC
Calpine Energy Services LP, LLC

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SCHEDULE II

Name of Guarantor
Calpine Construction Management Company, Inc.
Calpine Mid-Atlantic Operating, LLC
Calpine Operating Services Company, Inc.
Calpine Power Services, Inc.
Thomassen Turbine Systems America, Inc.

SCHEDULE III

Name of Guarantor
Anacapa Land Company, LLC
Anderson Springs Energy Company
Auburndale Peaker Energy Center, LLC
Aviation Funding Corp.
Baytown Energy Center, LLC
Bellingham Cogen, Inc.
CalGen Expansion Company, LLC
CalGen Finance Corp.
CalGen Project Equipment Finance Company Three, LLC
Calpine Administrative Services Company, Inc.
Calpine Auburndale Holdings, LLC
Calpine c*Power, Inc.
Calpine CalGen Holdings, Inc.
Calpine California Holdings, Inc.
Calpine Calistoga Holdings, LLC
Calpine CCFC Holdings, Inc.
Calpine Central Texas GP, Inc.
Calpine Central, Inc.
Calpine Central-Texas, Inc.
Calpine Cogeneration Corporation
Calpine Eastern Corporation
Calpine Edinburg, Inc.
Calpine Energy Services, L.P.
Calpine Fuels Corporation
Calpine Generating Company, LLC
Calpine Geysers Company, L.P.
Calpine Gilroy 1, Inc.
Calpine Gilroy 2, Inc.
Calpine Global Services Company, Inc.
Calpine Hidalgo Energy Center, L.P.
Calpine Hidalgo Holdings, Inc.

Name of Guarantor
Calpine Hidalgo, Inc.
Calpine Jupiter, LLC
Calpine Kennedy Operators, Inc.
Calpine KIA, Inc.
Calpine King City, Inc.
Calpine King City, LLC
Calpine Leasing Inc.
Calpine Long Island, Inc.
Calpine Magic Valley Pipeline, Inc.
Calpine MVP, Inc.
Calpine Newark, LLC
Calpine Northbrook Holdings Corporation
Calpine Northbrook Investors, LLC
Calpine Northbrook Project Holdings, LLC
Calpine Oneta Power, LLC
Calpine Operations Management Company, Inc.
Calpine Power Company
Calpine Power, Inc.
Calpine Power Management, LLC
Calpine PowerAmerica, LLC
Calpine PowerAmerica-CA, LLC
Calpine PowerAmerica-ME, LLC
Calpine Project Holdings, Inc.
Calpine Pryor, Inc.
Calpine Rumford I, Inc.
Calpine Rumford, Inc.
Calpine Schuylkill, Inc.
Calpine Sonoran Pipeline, LLC
Calpine Stony Brook Operators, Inc.
Calpine Stony Brook, Inc.

Name of Guarantor
Calpine Sumas, Inc.
Calpine TCCL Holdings, Inc.
Calpine Texas Pipeline GP, Inc.
Calpine Texas Pipeline LP, Inc.
Calpine Texas Pipeline, L.P.
Calpine Tiverton I, Inc.
Calpine Tiverton, Inc.
Calpine University Power, Inc.
Carville Energy LLC
CES Marketing IX, LLC
CES Marketing V, LLC
CES Marketing X, LLC
Channel Energy Center, LLC
Clear Lake Cogeneration Limited Partnership
Columbia Energy LLC
Corpus Christi Cogeneration, LLC
CPN 3rd Turbine, Inc.
CPN Acadia, Inc.
CPN Cascade, Inc.
CPN Clear Lake, Inc.
CPN East Fuels, LLC
CPN Pipeline Company
CPN Pryor Funding Corporation
CPN Telephone Flat, Inc.
Decatur Energy Center, LLC
Delta Energy Center, LLC
Fontana Energy Center, LLC
Freestone Power Generation, LLC
GEC Bethpage Inc.
Geysers Power Company, LLC
Geysers Power I Company

Name of Guarantor
Hillabee Energy Center, LLC
Idlewild Fuel Management Corp.
JMC Bethpage, Inc.
Los Medanos Energy Center LLC
Magic Valley Pipeline, L.P.
Mobile Energy LLC
Modoc Power, Inc.
Morgan Energy Center, LLC
Northwest Cogeneration, Inc.
NTC Five, Inc.
Pastoria Energy Center, LLC
Pastoria Energy Facility, L.L.C.
Pine Bluff Energy, LLC
RockGen Energy LLC
Rumford Power Associates Limited Partnership
Santa Rosa Energy Center, LLC
Stony Brook Cogeneration, Inc.
Stony Brook Fuel Management Corp.
Sutter Dryers, Inc.
Texas City Cogeneration, LLC
Texas Cogeneration Five, Inc.
Texas Cogeneration One Company
Thermal Power Company
Tiverton Power Associates Limited Partnership
Zion Energy LLC

SCHEDULE IV

Name of Guarantor
Calpine Bethlehem, LLC
Calpine Mid-Atlantic Energy, LLC
Calpine Mid-Atlantic Generation, LLC
Calpine Mid-Atlantic Marketing, LLC
Calpine New Jersey Generation, LLC
Calpine Solar, LLC
Calpine Vineland Solar, LLC
New Development Holdings, LLC

SCHEDULE V

Name of Guarantor

Deer Park Energy Center LLC
Deer Park Holdings, LLC
Metcalf Energy Center, LLC
Metcalf Holdings, LLC